NOTICE OF PENDENCY OF THE ACTION, PROPOSED DISMISSAL
OF THE ACTION, AND DISMISSAL HEARING
The Court of Chancery of the State of Delaware authorized this Notice. This is not a solicitation from a lawyer.
TO: ALL PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF ILLUMINA, INC. (“ILLUMINA” OR THE “COMPANY”) COMMON STOCK AS OF THE CLOSE OF TRADING ON JULY 31, 2026 (“CURRENT COMPANY STOCKHOLDERS”) OR AS OF THE CLOSE OF TRADING ON APRIL 3, 2023 (“2023 RECORD DATE STOCKHOLDERS”).
The purpose of this Notice is to inform you of: (i) the pendency of the action captioned Icahn Partners LP, et al., v. Francis DeSouza, et al., C.A. No. 2023-1045-PAF (the “Action”), which was brought by plaintiffs Icahn Partners LP, Icahn Partners Master Fund LP, and Matsumura Fishworks LLC (collectively, the “Plaintiffs”) in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed dismissal of the Action (the “Dismissal”), subject to the approval of the Court, as provided in the Amended Stipulation and Proposed Order, dated June 18, 2026 (the “Dismissal Stipulation”); (iii) the hearing that the Court will hold on November 2, 2026, at 1:30 p.m. ET, to determine whether to approve the proposed Dismissal (the “Dismissal Hearing”); and (iv) 2023 Record Date Stockholders’ and Current Company Stockholders’ rights with respect to the proposed Dismissal.
See paragraphs 23-31 below for details about the Dismissal Hearing, including the location, date, and time of the hearing.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
The Dismissal Stipulation, attached hereto as Ex. B, was entered into as of June 18, 2026, by and among the following parties: (i) Plaintiffs; (ii) defendants Francis deSouza, John Thompson, Frances Arnold, Caroline Dorsa, Robert Epstein, Scott Gottlieb, Gary Guthart, Philip Schiller, and Susan Siegel (collectively, the “Defendants”); and (iii) Illumina (together with Plaintiffs and Defendants, the “Parties,” and each a “Party”), subject to the approval of the Court.
The Parties have agreed to resolve this Action, pursuant to a Release Agreement, attached hereto as Ex. A. The Release Agreement provides that, in exchange for mutual releases, including releases provided to Plaintiffs, this Action shall be dismissed with prejudice as to the Plaintiffs only and without prejudice to any other Illumina stockholders, including the plaintiffs in three related derivative actions pending in the Court, The City of Omaha Police & Firefighters Retirement System v. deSouza, C.A. No. 2024-0172-PAF; City of Roseville General Employees Retirement System v. deSouza, C.A. No. 2024-0398-PAF; The Pavers & Road Builders Benefit Funds v. deSouza, C.A. No. 2024-1337-PAF (collectively, the “Derivative Actions”). Accordingly, the dismissal and the terms of the Release Agreement will not affect the matters currently being litigated in the Derivative Actions. The releases granted to Plaintiffs by Defendants in the Release Agreement include a release of any potential claims by the Company against Andrew Teno, Plaintiffs’ designee to Illumina’s Board (the “Board”), for conduct related to the sharing of confidential and/or privileged materials and information in connection with this Action.

BACKGROUND OF THE ACTION AND SUMMARY OF CLAIMS, DEFENSES, AND RELIEF SOUGHT

THE FOLLOWING DESCRIPTION OF THE ACTION AND SUMMARY OF CLAIMS, DEFENSES, AND RELIEF SOUGHT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
A MORE COMPLETE STATEMENT OF THE FACTS OF THIS MATTER IS SET FORTH IN THE PARTIES’ PLEADINGS AND BRIEFING. PLEASE SEE PARAGRAPH 32 BELOW FOR MORE INFORMATION ABOUT HOW AND WHERE TO LOCATE THOSE DOCUMENTS.
1.On October 17, 2023, Plaintiffs filed a Verified Derivative and Class Action Complaint (the “Complaint”) in the Court. Plaintiffs brought both a direct claim (Count I) and derivative claims (Counts II & III) against Defendants for alleged breach of fiduciary duties.
2.In the Complaint, Plaintiffs challenge Illumina’s reacquisition of GRAIL, Inc. (“GRAIL”) for approximately $8 billion, announced in September 2020 (the “Merger” or the “GRAIL Acquisition”). According to the Complaint, the proposed transaction drew scrutiny from regulators in the United States and the European Union. Specifically, the United States Federal Trade Commission (the “FTC”) filed an administrative complaint seeking to block the merger. The

European Union’s European Commission (“EC”) initiated its own investigation, purportedly triggering standstill obligations under the EU Merger Regulation. Notwithstanding the EC’s asserted standstill and pending regulatory review in the U.S. and EU, Illumina closed the acquisition on August 18, 2021. On September 6, 2022, the EC issued an order prohibiting Illumina from acquiring GRAIL and ordered Illumina to divest GRAIL. On March 31, 2023, the FTC also ordered Illumina to divest GRAIL. The EC subsequently levied a $476 million fine against Illumina for violating the asserted standstill. Plaintiffs’ Complaint alleges that the Defendants breached their fiduciary duties by voting to close the GRAIL Acquisition, issuing “inadequate, partial, and misleading disclosures concerning the material facts surrounding the GRAIL Acquisition, including in the 2023 Proxy Filings,” and “tak[ing] actions to entrench themselves on the Board.”
3.The Plaintiffs’ Complaint requested that the Court enter an order providing the following relief:
a.Declaring Count I of the Action to be a class action and certifying Plaintiffs as the class representatives and Plaintiffs’ counsel as class counsel;
b.Declaring that Defendants breached their fiduciary duties of disclosure in connection with Illumina’s 2023 proxy filings;
c.Ordering Defendants who remained on the Board as of the date of the Complaint to issue supplemental and corrective disclosures to Illumina’s 2023 proxy filings on behalf of the Company;
d.Declaring Counts II and III of the Action to be properly maintainable as a derivative action on behalf of the Company, including by declaring demand on the Board to be excused;
e.Declaring that Defendants breached their fiduciary duties of care, loyalty, good faith, and candor as alleged in the Complaint, including for the purposes of facilitating an application pursuant to Section 225(c) removing from the Board Defendants who remained on the Board as of the date of the Complaint;
f.Declaring that Defendants’ breaches of fiduciary duties are ongoing;
g.Awarding the Company damages, on Counts II and III, in an amount to be determined at trial;

h.Declaring that the 2023 reelection of each Defendant who was reelected to the Board is void;
i.Removing Defendants who remained on the Board as of the date of the Complaint as directors as a consequence for their breaches of fiduciary duties, or in the alternative, ordering the Company to hold a special stockholder meeting to elect new directors;
j.Ordering the Action consolidated with one or more other class actions, and/or shareholder derivative actions, to the extent necessary and appropriate to ensure that all of the harm complained of in the Complaint is redressed;
k.Awarding Plaintiffs the costs and disbursements of the Action, including reasonable attorneys’ and experts’ fees and expenses; and
l.Granting such other and further relief as the Court may deem just and proper.
4.As detailed herein, other stockholders filed derivative claims similar to the derivative claims asserted in Counts II and III of the Complaint for alleged breach of fiduciary duties in connection with the GRAIL transaction. The proposed Dismissal seeks dismissal of this Action with prejudice to Plaintiffs in this Action only. The Dismissal is without prejudice to other stockholders of the Company, including but not limited to the plaintiffs in the Derivative Actions. Stockholders of the Company do not need to submit objections to the Dismissal or appear at the Dismissal Hearing in order to ensure that the claims pending in the Derivative Actions will not be impacted by the dismissal of this Action. The proposed Dismissal is not intended to and will not affect the pending Derivative Actions. The class action claim, Count I, for which Plaintiffs sought supplemental and corrective disclosures to Illumina’s 2023 proxy filings and removal of Defendants who remained on the Board as of the date of the Complaint, is not being pursued in the pending Derivative Actions.
5.On November 1, 2023, Defendants filed a Motion to Dismiss the Action under Court of Chancery Rules 12(b)(6) and 23.1 and Section 327 of the Delaware General Corporation Law.
6.Also on November 1, 2023, Illumina filed a motion to strike portions of the Complaint (the “Motion to Strike”).

7.On December 15, 2023, the United States Court of Appeals for the Fifth Circuit “vacate[d]” and “remand[ed]” the FTC’s decision.
8.On December 17, 2023, Illumina announced that it would divest GRAIL.
9.On January 16, 2024, the Court of Chancery issued a letter opinion granting Illumina’s Motion to Strike, finding, among other things, that the Complaint included (under seal) confidential information protected by the attorney-client privilege that was improperly provided to Plaintiffs, and striking such portions of the Complaint. On February 19, 2024, the Court denied Plaintiffs’ motion for reargument of the Court’s decision on the Motion to Strike. On April 11, 2024, the Supreme Court of Delaware denied the Plaintiffs’ application for an interlocutory appeal of the decisions related to the Motion to Strike.
10.On February 26, 2024, The City of Omaha Police and Firefighters Retirement System filed a Verified Stockholder Derivative Complaint captioned The City of Omaha Police & Firefighters Retirement System v. deSouza, C.A. No. 2024-0172-PAF, bringing derivative claims similar to the derivative claims asserted in this Action for alleged breach of fiduciary duties in connection with the GRAIL transaction.
11.On April 15, 2024, City of Roseville General Employees Retirement System, Cleveland Bakers and Teamsters Pension Fund, and Iron Workers Local #401 Annuity Fund filed a Verified Stockholder Derivative Complaint captioned City of Roseville General Employees Retirement System v. deSouza, C.A. No. 2024-0398-PAF, bringing derivative claims similar to the derivative claims asserted in this Action for alleged breach of fiduciary duties in connection with the GRAIL transaction.
12.On September 3, 2024, the European Court of Justice, the EU’s highest appellate court, ruled that the EC never had jurisdiction to review the GRAIL Acquisition, and, as a result, the EC promptly withdrew all of its decisions related to the Merger, including the fine it had imposed on Illumina for allegedly violating the standstill.
13.On December 23, 2024, Plaintiff The Pavers and Road Builders Benefit Funds filed a Verified Stockholder Derivative Complaint captioned The Pavers and Road Builders Benefit Funds v. deSouza, C.A. No. 2024-1337-PAF,

bringing derivative claims for alleged breach of fiduciary duties in connection with the GRAIL transaction.
14.On March 27, 2025, the Parties, along with the parties in the Derivative Actions, filed a Stipulation and Proposed Order for Consolidation of Derivative Actions, Coordination of Related Actions, and Appointment of Lead Plaintiffs and Lead Counsel in Consolidated Derivative Action. During a status teleconference on April 17, 2025, the parties informed the Court that the parties had reached an agreement in principle to resolve this Action, and the Court instructed the parties to the Derivative Actions to submit a new consolidation stipulation following resolution of this Action. The Court instructed the parties that the Derivative Actions could proceed as though consolidated pending resolution of this Action and submission of a new consolidation stipulation.
15.A motion to dismiss the Derivative Actions is currently pending. In connection with their motion to dismiss, Defendants argue that the Derivative Actions should be dismissed under Delaware Court of Chancery Rule 23.1 because the plaintiffs in the Derivative Actions failed to make a demand on Illumina’s Board of Directors and such demand is not excused. Defendants further argue that the claims should be dismissed under Delaware Court of Chancery Rule 12(b)(6) for failure to state a claim. Among other arguments, Defendants argue that the Board’s disinterested and good-faith decision to close the Merger is entitled to business judgment protection. Defendants further argue that the plaintiffs fail to identify any violation of law that could support their claims, particularly because the ECJ ruled that the EC never had jurisdiction to review the GRAIL Acquisition and the EC subsequently withdrew all of its decisions related to the Merger. In addition, Defendants argue that the plaintiffs fail to plead with particularity that any Defendants consciously violated the law.
16.Plaintiffs in the Derivative Actions opposed the motion to dismiss on December 1, 2025, arguing that demand on Illumina’s Board was futile because a majority of the Board breached their fiduciary duties. Plaintiffs in the Derivative Actions argued further, among other things, that the ECJ’s subsequent decision on jurisdiction is irrelevant to whether Defendants breached their fiduciary duties at the time they decided to close the Merger, and that the Board’s decision to close the Merger in light of the EC’s asserted standstill, along with other actions and statements by the Board, plead viable claims under Delaware law.

17.Defendants, and the Plaintiffs in this Action entered into a Release Agreement, pursuant to which the parties exchanged mutual releases and agreed that the Parties would file a stipulation and proposed order seeking a dismissal of the Action with prejudice as to Plaintiffs only.
18.On September 19, 2025, the Parties submitted a stipulation and proposed order to dismiss this Action with prejudice as to the Plaintiffs only and without prejudice to any other Illumina stockholders, including the derivative plaintiffs in the pending Derivative Actions.
19.The September 19, 2025 stipulation and proposed order did not provide for notice of the dismissal or a hearing.
20.On February 20, 2026, the Court declined to enter the filed stipulation and proposed order and directed the parties to submit a proposed notice, scheduling order, and final order.
21.On July 31, 2026, the Court entered the Scheduling Order in connection with the dismissal of this action (the “Dismissal”), which, among other things, authorized this Notice to be provided to 2023 Record Date Stockholders and Current Company Stockholders and scheduled the Dismissal Hearing.
22.Pursuant to the Release Agreement, the Dismissal Stipulation seeks dismissal of this Action with prejudice as to the Plaintiffs only and without prejudice to any other Illumina stockholders, including the derivative plaintiffs in the pending Derivative Actions.

WHEN AND WHERE WILL THE DISMISSAL HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE DISMISSAL HEARING? MAY I OBJECT TO THE DISMISSAL AND SPEAK AT THE HEARING?

23.The Court will consider the Dismissal at the “Dismissal Hearing”. The Dismissal Hearing will be held before Vice Chancellor Paul A. Fioravanti on November 2, 2026, at 1:30 p.m. ET, in the Court of Chancery of the State
of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

24.At the Dismissal Hearing, the Court will, among other things: (i) determine whether the proposed Dismissal should be granted; (ii) hear and rule on any objections to the Dismissal; and (iii) rule on other such matters as the Court may deem appropriate.
25.Please Note: The Court has reserved the right to adjourn the Dismissal Hearing, without further notice of any kind other than by oral announcement at the Dismissal Hearing or any adjournment thereof. The Dismissal Hearing may be converted to a hearing by Zoom or telephone, in which case information about how to attend the hearing remotely will be provided on the docket. You should monitor the Court’s docket, as indicated in paragraph 32 below, before making plans to attend the Dismissal Hearing. You may also confirm the date and time of the Dismissal Hearing by contacting Plaintiffs’ Counsel as indicated in paragraph 26 below.
26.(i) Any 2023 Record Date Stockholder and (ii) any Current Company Stockholder who or which continues to own shares of Illumina common stock as of November 2, 2026, the date of the Dismissal Hearing, may object to the Dismissal. Objections must be in writing and filed with the Register in Chancery at the address set forth below on or before October 19, 2026. Objections must also be served on counsel for Plaintiffs, Defendants and Illumina by File & ServeXpress, by hand, by first class U.S. mail, or by express service, at the addresses set forth below such that they are received on or before October 19, 2026.
Register in Chancery
Register in Chancery
Delaware Court of Chancery
Leonard L. Williams Justice Center
500 North King Street
Wilmington, DE 19801
Counsel for Plaintiffs
C. Barr Flinn
M. Paige Valeski
Young Conaway Stargatt & Taylor, LLP
Rodney Square

1000 North King Street
Wilmington, DE 19801
Counsel for Defendants
A. Thompson Bayliss
Eric A. Veres
Michael T. Manuel
Abrams & Bayliss LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Counsel for the Company
Peter J. Walsh, Jr.
Michael A. Pittenger
Justin T. Hymes
Potter Anderson & Corroon LLP
Hercules Building
1313 North Market Street, 6th Floor
Wilmington, DE 19801
27.Any objections must: (i) identify the case name and civil action number, “Icahn Partners LP, et al., v. Francis DeSouza, et al., C.A. No. 2023-1045-PAF (Del. Ch.)”; (ii) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of the Objector’s counsel; (iii) be signed by the Objector or his/her/its counsel; (iv) state with specificity the grounds for and purpose of the objection, including a detailed statement of the specific legal and factual basis for each and every objection; (v) if the Objector has indicated that he, she, or it intends to appear at the Dismissal Hearing, the identity of any witnesses the Objector may call to testify, and any exhibits the Objector intends to introduce into evidence at the hearing; and (vi) include documentation sufficient to prove that the objector owned shares of Illumina common stock as of the close of trading on the date of entry of the Scheduling Order or as of April 3, 2023.
28.Company stockholders may file a written objection without having to appear at the Dismissal Hearing. Unless the Court orders otherwise, however, no one may appear at the Dismissal Hearing to present their objections unless they first filed and served a written objection in accordance with the procedures described above.
29.You are not required to hire an attorney to represent you in making written objections or in appearing at the Dismissal Hearing. However, if you decide to hire an attorney, that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiffs, Defendants, and Illumina at the addresses set forth in paragraph 26 above so that the notice is received on or before October 19, 2026.
30.Unless the Court orders otherwise, any 2023 Record Date Stockholder and any Current Company Stockholder who or which does not make his, her, or its objection in the manner provided herein shall: (i) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the Dismissal; (ii) be forever barred and foreclosed from objecting to the Dismissal; and (iii) be deemed to have waived and to be forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Dismissal.
31.Please Note: The proposed Dismissal seeks dismissal of this Action with prejudice to Plaintiffs in this Action only. The Dismissal is without prejudice to other stockholders of the Company, including but not limited to the plaintiffs in the Derivative Actions. Stockholders of the Company do not need to submit objections to the Dismissal or appear at the Dismissal Hearing in order to ensure that the claims pending in the Derivative Actions will not be impacted by the dismissal of this Action. The proposed Dismissal is not intended to and will not affect the pending Derivative Actions.

CAN I SEE THE COURT FILE?

32.This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the Dismissal. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Dismissal Stipulation, the orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business day. If you have questions regarding the Action or the Dismissal, you may write, call, or email Plaintiffs’ Counsel at the above-referenced e-mail address.
DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.
Dated: August 7, 2026
BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

EXHIBIT A

RELEASE AGREEMENT
This Release Agreement (this “Agreement”) dated August 21, 2025 (the “Effective Date”) is entered into by and among Illumina, Inc. (“Illumina” or the “Company”), Francis deSouza, John W. Thompson, Frances Arnold, Caroline Dorsa, Robert Epstein, Scott Gottlieb, Gary Guthart, Philip Schiller and Susan Siegel (collectively with the Company, the “Defendants”), on the one hand, and Icahn Partners LP, Icahn Partners Master Fund LP and Matsamura Fishworks LLC (“Stockholders”), through Stockholders’ undersigned counsel, Pallas Partners LLP (US) and Young Conaway Stargatt & Taylor LLP (“Stockholders’ Counsel”), on the other hand. The Stockholders, Stockholders’ Counsel and Defendants are collectively referred to as the “Parties,” and each individually, a “Party.”
WHEREAS, the Parties hereby enter into this binding Agreement to resolve on the terms set forth herein any Party’s claims against any other Party in connection with the Stockholders’ complaint captioned Icahn Partners LP, et al. v. Francis deSouza et al. (the “Complaint”);
WHEREAS, the Complaint was filed on October 17, 2023, and Defendants filed a motion to strike certain confidential and privileged information contained in the Complaint on November 1, 2023, which was granted by the court on January 16, 2024;
WHEREAS, Defendants deny that the Complaint is, was ever or could ever be meritorious. Plaintiffs dispute Defendants’ assertion, and maintain that the Complaint is and was meritorious;
WHEREAS, Defendants believe that they have certain claims against Stockholders and certain of their agents in connection with the matters set forth in the Complaint, and Stockholders dispute such claims;
WHEREAS, upon discussion of the consolidation of similar complaints filed against some of the Defendants related to the substance of the Complaint, the Parties entered into negotiations concerning the participation of Stockholders and Stockholders’ Counsel in the litigation of any such consolidated action, and have now reached an agreement to resolve by mutual releases any claims by any Party in connection with the Complaint or any conduct related to its drafting or filing, as provided below;
NOW THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Recitals. The foregoing Recitals are expressly incorporated as part of this Agreement and the Parties confirm and represent to one another that said Recitals are true and correct to the best of their knowledge, information and belief.
2.Stockholders’ and Stockholders’ Counsel’s Releases. In consideration for the releases granted in Paragraph 3, except as to rights or claims expressly created by the terms of this Agreement, Stockholders and Stockholders’ Counsel, for themselves and for any and all of their successors in interest, successors, predecessors in interest, predecessors, affiliates, parents, subsidiaries, members, principals, assigns or transferees, employees, agents, representatives, officers, directors, managers, attorneys, sureties, insurers, trustees, executors, administrators, heirs, beneficiaries, joint tenants, tenants in common, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them (collectively, the “Stockholder Releasing Persons”), hereby forever release and discharge Defendants, and their respective families, controlling persons, associates, stockholders, successors, predecessors, affiliates, parents, members, principals, assigns, employers, employees, agents, representatives, officers, directors, managers, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, advisors, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, sureties, and/or insurers (the “Defendant Released Persons”), from any and all present, past, future, known or unknown, suspected or unsuspected, disclosed or undisclosed, asserted or not asserted, foreseen or unforeseen, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, claims, demands, rights, causes of action, lawsuits, suits, debts, obligations, duties, accounts, dues, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, extends, executions, sums of money, damages, sanctions, fees, losses, costs, expenses (including attorneys’ fees, costs, and expenses), judgments, matters, assertion of liability or other obligation of any type or nature whatsoever, whether at law or in equity, direct or derivative or representative, vested or contingent, under the laws of any jurisdiction (including, but not limited to, federal and state statutes and constitutions, and common law under the law of the United States or any other place whose law might apply), which the Stockholder Releasing Persons ever had, now have, or may have had relating to, arising from, or in any way related to, directly or indirectly to the allegations brought or that could have been brought in connection with the Complaint, or to the facts and transactions discussed therein, or to the response to or defense or resolution of the Complaint (the “Stockholder Released Claims”). The release set forth in this paragraph shall not include claims to enforce this Agreement or for breach of this Agreement.
3.Defendants’ Releases. In consideration for the releases granted in Paragraph 2, except as to rights or claims expressly created by the terms of this Agreement, Defendants, for themselves and for any and all of their successors in interest, successors, predecessors in interest, predecessors, affiliates, parents, subsidiaries, members, principals, assigns or transferees, employees, agents, representatives, officers, directors, managers, attorneys, sureties, insurers, trustees, executors, administrators, heirs, beneficiaries, joint tenants, tenants in common, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them (collectively, the “Defendant Releasing Persons”), hereby forever release and discharge the Stockholder Releasing Persons from any and all present, past, future, known or unknown, suspected or unsuspected, disclosed or undisclosed, asserted or not asserted, foreseen or unforeseen, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, claims, demands, rights, causes of action, lawsuits, suits, debts, obligations, duties, accounts, dues, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, extends, executions, sums of money, damages, sanctions, fees, losses, costs, expenses (including attorneys’ fees, costs, and expenses), judgments, matters, assertion of liability or other obligation of any type or nature whatsoever, whether at law or in equity, direct or derivative or representative, vested or contingent, under the laws of any jurisdiction (including, but not limited to, federal and state statutes and constitutions, and common law under the law of the United States or any other place whose law might apply), which the Defendant Releasing Persons ever had, now have, or may have had relating to, arising from, or in any way related to, directly or indirectly, the initiation, prosecution or resolution of the Complaint (the “Defendant Released Claims”). Defendants agree that they will not assert or allege that the Stockholder Releasing Persons are or should be subject to sanctions of any kind related to the initiation, prosecution, or resolution of the Complaint, except that this release does not apply to any actions or proceedings to enforce this Agreement or for breach of this

Agreement. For the avoidance of doubt, nothing in Defendants’ Releases modifies or prejudices any ongoing obligations by the Stockholder Releasing Persons to maintain the confidentiality and/or privilege of Company documents obtained by Mr. Teno while an Illumina director.
4.Effect of Releases. For the purpose of implementing the releases set forth above, the Parties expressly acknowledge that the releases provided and described in Paragraphs 2 and 3 of this Agreement are intended to include in their effect, without limitation, any and all claims, complaints, charges or suits, including those claims, complaints, charges or suits which they do not know or suspect to exist in their favor at the time of execution hereof, which if known or suspected, could materially affect their decision to execute this Agreement. This Agreement contemplates the extinguishment of any such claims, complaints, charges or suits, and the Parties hereby expressly and knowingly waive and relinquish any and all rights that they have or might have relating to the released claims under California Civil Code§ 1542 (and under other statutes or common law principles of similar effect), which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which they now believe to be true with respect to the released claims above. The Parties agree that the foregoing releases and waivers shall be and remain effective in all respects notwithstanding such different or additional facts or discovery thereof, and that this Agreement contemplates the extinguishment of all such released claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.
The mutual releases are made in full satisfaction of any claims by Stockholders or Stockholders’ Counsel in the Complaint or any claim by any Party related to the events described in the Complaint.
5.No Admission. It is understood and agreed by the Parties that this Agreement is entered into in compromise and should not be construed as an admission of any kind by any of the Parties with respect to any allegation, fact, liability or fault, and Defendants hereby deny that the claims asserted in the Complaint were meritorious. This Agreement shall not be offered or received into evidence in any action or proceeding, except an action to enforce this Agreement.
6.Indemnification Obligations. Nothing in this Agreement shall affect in any way the Company’s obligation, as set forth in the agreement between Mr. Teno and the Company (the “Indemnification Agreement”), the Company’s certificate of incorporation and/or the Company’s bylaws, to indemnify Andrew Teno as a former member of its Board of Directors.   The Company is not currently aware of any facts that it believes would make indemnification of Mr. Teno impermissible as a matter of law or otherwise under the terms of the Indemnification Agreement, the Company’s certificate of incorporation and/or the Company’s bylaws.

7.Privileged and Confidential Information. Upon the execution of this Agreement by all parties, Stockholders and Stockholders’ Counsel agree to return or destroy any internal Illumina documents in their possession containing confidential and privileged information, or any documents in their possession that reflect information within those documents, that were obtained by Mr. Teno.
8.Delaware Action. Within 10 days of the execution of this Agreement by all parties, Plaintiffs will draft and file a stipulation and proposed order to dismiss Icahn Partners LP, et al. v. Francis deSouza et al., Case No. 2023-1045-PAF (the “Action”), with prejudice as to the Plaintiffs only, along with any required affidavits, for Court approval. For the avoidance of doubt, such dismissal shall be without prejudice to and have no effect on, the ability of the remaining plaintiffs in the Action to proceed with their claims.
9.Authority. The undersigned individuals executing this Agreement represent and warrant that they have the authority from their company, clients, and respective law firms as the case may be to enter into this Agreement and bind their company, clients, and respective law firms thereto. Each signatory is authorized to sign, and is signing, on behalf of their own respective firms and clients only, and is not signing on behalf of any other firm or party, and makes no representations as to the positions of any other firm or party. Each of the Parties represents and warrants, on behalf of themselves only, that it has not assigned any claims related to the Complaint that it may have or may have had against any other Party to any other person or entity. Stockholders represent and warrant that Stockholders owned one or more shares of Company common stock at all relevant times beginning as of the date that Stockholders filed their Complaint.
10.Additional Representations. Stockholders’ Counsel represent and warrant on behalf of their firms only, to the extent permissible under applicable law and ethics rules, that they: (a) have not been retained by any persons other than their clients with potential claims related to the facts underlying the Complaint and (b) do not currently intend to bring any other such claim related to the facts underlying the Complaint. While these representations and warranties are an essential and material term of this Agreement, the Parties agree that nothing herein shall serve, or is intended to serve, as a restriction on Stockholders’ Counsel’s right or ability to represent any clients or otherwise practice law.
11.Choice of Law. This Agreement shall be governed by the law of Delaware.
12.Integration and Amendment. This Agreement represents the entire agreement between the Parties on the subject matter of this Agreement, supersedes all written or oral communications, agreements or understandings related to the subject matter hereof that may have existed prior to the execution of this agreement, and may be modified or amended only by a writing signed by the Parties hereto. This is a fully integrated document. Each of the Parties agrees that no promise, inducement, or agreement not expressed herein has been made in connection with this Agreement.
13.Counterparts. This Agreement may be executed in multiple original counterparts, and a copy of this Agreement when executed shall have the same force and effect as the original. An executed counterpart of this Agreement may be delivered by electronic or facsimile transmission with the same effect as if delivered personally.
IN WITNESS WHEREOF, the Parties duly executed this Agreement, which is effective as of the Effective Date.

PALLAS PARTNERS (US) LLP
/s/ Michael A. Hanin
Michael A. Hanin
75 Rockefeller Plaza
New York, NY 10019
Telephone: 212-970-2304
Email: michael.hanin@pallasllp.com

Attorneys for Plaintiffs

YOUNG CONAWAY STARGATT &
TAYLOR LLP
/s/ C. Barr Flinn
C. Barr Flinn
M. Paige Valeski
One Liberty Place
1000 North King Street
Wilmington, DE 19801
Tel: (302) 571-6600
Email: bflinn@ycst.com

Attorneys for Plaintiffs

ILLUMINA, INC.
/s/ Scott Davies
Scott Davies
Chief Legal Officer
5200 Illumina Way
San Diego, CA 92122
Tel: (858) 202-4500
Email: sdavies@illumina.com

WACHTELL, LIPTON, ROSEN &
KATZ
/s/ Jonathan M. Moses
Jonathan M. Moses
Lauren M. Kofke
51 West 52nd Street
New York, NY 10019
Tel: (212) 403-1000
Email: jmmoses@wlrk.com

Attorneys for Defendants Francis deSouza,
John W. Thompson, Frances Arnold,
Caroline Dorsa, Robert Epstein, Scott
Gottlieb, Gary Guthart, Philip Schiller and
Susan Siegel

ABRAMS & BAYLISS LLP
/s/ A. Thompson Bayliss
A. Thompson Bayliss (#4379)
Eric A. Veres (#6728)
Michael T. Manuel (#6055)
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Tel: (302) 778-1000
Email: bayliss@abramsbayliss.com

Attorneys for Defendants Francis deSouza,
John W. Thompson, Frances Arnold,
Caroline Dorsa, Robert Epstein, Scott
Gottlieb, Gary Guthart, Philip Schiller and
Susan Siegel

EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, and MATSUMURA FISHWORKS LLC,
derivatively on behalf of ILLUMINA, INC., and individually on behalf of themselves and all other similarly-situated stockholders of ILLUMINA, INC.,

Plaintiffs,

v.

FRANCIS DESOUZA, JOHN W. THOMPSON, FRANCES ARNOLD, CAROLINE DORSA, ROBERT EPSTEIN, SCOTT GOTTLIEB, GARY GUTHART, PHILIP SCHILLER, and SUSAN SIEGEL,

Defendants,

and ILLUMINA, INC.,
Nominal Defendant.

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SECOND AMENDED STIPULATION AND PROPOSED ORDER OF DISMISSAL
WHEREAS, on October 17, 2023, plaintiffs Icahn Partners LP, Icahn Partners Master Fund LP, and Matsumura Fishworks LLC (collectively, the “Plaintiffs”) filed a Verified Derivative and Class Action Complaint in the above-captioned action (the “Action”) derivatively on behalf of Illumina, Inc.

(“Illumina”), and on behalf of themselves and other similarly situated public stockholders of Illumina, bringing both a direct claim (Count I) and derivative claims (Counts II & III) against defendants Francis deSouza, John Thompson, Frances Arnold, Caroline Dorsa, Robert Epstein, Scott Gottlieb, Gary Guthart, Philip Schiller, and Susan Siegel (collectively, the “Defendants” and together with Plaintiffs and Illumina, the “Parties”) for alleged breach of fiduciary duties in connection with Illumina’s acquisition of GRAIL, Inc.;
WHEREAS, on November 1, 2023, Defendants filed a Motion to Dismiss under Court of Chancery Rules 12(b)(6) and 23.1 and Section 327 of the Delaware General Corporation Law;
WHEREAS, also on November 1, 2023, nominal defendant Illumina filed a motion to strike portions of the Complaint (the “Motion to Strike”, Dkt. 25) and Defendants filed a joinder to Illumina’s motion to strike (Dkt. 27);
WHEREAS, on January 16, 2024, the Court issued a letter opinion granting Illumina’s Motion to Strike (Dkt. 69);
WHEREAS, on February 19, 2024, the Court denied Plaintiffs’ motion for reargument of the Court’s decision on the Motion to Strike (Dkt. 80, and together with Dkt. 69, the “Motion to Strike Orders”);
WHEREAS, on April 11, 2024, the Delaware Supreme Court refused the Plaintiffs’ application for interlocutory appeal of the Motion to Strike Orders;

WHEREAS, on March 27, 2025, the Parties, along with the parties in the Derivative Actions,1 filed a Stipulation and Proposed Order for Consolidation of Derivative Actions, Coordination of Related Actions, and Appointment of Lead Plaintiffs and Lead Counsel in Consolidated Derivative Action (Dkt. 95);
WHEREAS, during a status teleconference on April 17, 2025, the parties informed the Court that the parties had reached an agreement in principle to resolve this Action, and the Court instructed the parties to submit a new consolidation stipulation in the Consolidated Derivative Action following resolution of this Action (Dkt. 100 at 11);
WHEREAS, the Parties wish to resolve this Action and have entered into an agreement, attached as Exhibit 1 hereto, which provides for, among other things, the dismissal of this Action with prejudice as to the Plaintiffs only and without prejudice to any other Illumina stockholders, including the plaintiffs in the Derivative Actions;
WHEREAS, on September 19, 2025, the Parties submitted a stipulation and proposed order to dismiss this Action with prejudice to Plaintiffs only and without prejudice to any other Illumina stockholders, including the plaintiffs in the Derivative Actions (Dkt. 112);

1 The “Derivative Actions” are three related actions, The City of Omaha Police & Firefighters Retirement System v. deSouza, C.A. No. 2024-0172-PAF; City of Roseville General Employees Retirement System v. deSouza, C.A. No. 2024-0398-PAF; The Pavers & Road Builders Benefit Funds v. deSouza, C.A. No. 2024-1337-PAF.

WHEREAS, the September 19, 2025 stipulation and proposed order did not provide for notice of the dismissal or a hearing;
WHEREAS, on February 20, 2026, the Court declined to enter the September 19, 2025, proposed order, and directed the parties to submit a proposed notice, scheduling order and final order (Dkt. 130);
WHEREAS, on April 22, 2026, the parties filed a proposed notice, scheduling order, and final order (Dkt. 132);
WHEREAS on April 28, 2026, the Court (i) found that the parties could provide notice to stockholders via the filing of a Form 8-K; (ii) found that the parties’ proposed notice failed to comply with certain provisions of Court of Chancery Rules 23 and 23.1, (iii) denied the parties’ proposed scheduling order, and (iv) instructed that the parties file revised documents (Dkt.133); and
WHEREAS, the Parties are hereby amending the stipulation and proposed order of dismissal;
IT IS HEREBY STIPULATED AND AGREED by the Parties, through their undersigned counsel, and subject to the approval of the Court, as follows:
1.The dissemination of the Notice: (a) was implemented in accordance with the Scheduling Order; (b) constituted the best notice reasonably practicable under the circumstances; (c) constituted due, adequate, and sufficient notice to all persons entitled to receive notice of dismissal; and (d) met the requirements of Court of Chancery Rules 23 and 23.1, due process, and applicable law.
2.Dismissal of this Action with prejudice as to the Plaintiffs only and without prejudice to any other Illumina stockholders, including the plaintiffs in the Derivative Actions, is appropriate under all the circumstances.
3.Pursuant to Rules 41(a)(1)(ii), 23 and 23.1 of the Delaware Court of Chancery, the Action shall be dismissed with prejudice as to the Plaintiffs only and without prejudice to any other Illumina stockholders, including the plaintiffs in the Derivative Actions.
4.Each of the Parties shall bear his, hers, or its own costs, expenses, and attorneys’ fees.

DATED: June 18, 2026

OF COUNSEL:

Michael A. Hanin Anastasia Cembrovska Andrew W. Breland PALLAS LLP
75 Rockefeller Plaza New York, NY 10019
Telephone: (212) 970-2304

/s/ M. Paige Valeski
C. Barr Flinn (#4092)
M. Paige Valeski (#6336)
YOUNG CONAWAY STARGATT & TAYLOR, LLP
Rodney Square
1000 North King Street Wilmington, DE 19801
(302) 571-6600
bflinn@ycst.com pvaleski@ycst.com

Attorneys for Plaintiffs

OF COUNSEL:

Jonathan M. Moses Lauren M. Kofke Emily R. Barreca
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, New York 10019
(212) 403-1000

/s/ Michael T. Manual
A. Thompson Bayliss (#4379) Eric A. Veres (#6728) Michael T. Manuel (#6055) ABRAMS & BAYLISS LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
(302) 778-1000
bayliss@abramsbayliss.com veres@abramsbayliss.com manuel@abramsbayliss.com

Attorneys for Defendants Francis deSouza, John W. Thompson, Frances Arnold, Caroline Dorsa, Robert Epstein, Scott Gottlieb, Gary Guthart, Philip Schiller, and Susan Siegel

OF COUNSEL:

Kevin J. Orsini CRAVATH, SWAINE & MOORE LLP
Two Manhattan West 375 Ninth Avenue New York, NY 10001
(212) 474-1000

/s/ Justin T. Hymes     Peter J. Walsh, Jr. (Bar No. 2437) Michael A. Pittenger (Bar. No. 3212) Justin T. Hymes (Bar No. 6671) POTTER ANDERSON & CORROON LLP
Hercules Building
1313 North Market Street, 6th Floor Wilmington, DE 19801
(302) 984-6037
pwalsh@potteranderson.com mpittenger@potteranderson.com jhymes@potteranderson.com

Attorneys for Nominal Defendant Illumina, Inc.

IT IS SO ORDERED this     day of     , 2026.

_________________________________
Vice Chancellor Paul A. Fioravanti, Jr.